EXHIBIT 99.1

Ranger Energy Services, Inc. Announces Q3 2017 Results

HOUSTON, TX--(November 9, 2017) – Ranger Energy Services, Inc. (NYSE: “RNGR”) (“Ranger” or the “Company”) announced today its results for its third quarter ended September 30, 2017. Key events for the third quarter were:

•	The Company completed its IPO of Class A common stock on August 16, 2017, raising $85 million in gross proceeds.
•	In conjunction with the IPO, the Company closed the ESCO Acquisition, adding 49 high-spec rigs to the Ranger fleet.
•	The Company strengthened its balance sheet via the IPO.

Financial and operational highlights for the second quarter were:

•	Revenues of $41.1 million for Q3 2017, a sequential increase of 22.0% from $33.7 million in Q2 2017.
•	Net loss of $9.5 million for Q3 increased from a net loss of $6.0 million in the prior quarter largely due to non-cash interest expense from the related party debt.
•

Adjusted EBITDA[1] decreased to $3.0 million for Q3, from $3.4 million in Q2, principally due to adverse impacts from the ESCO acquisition integration, Permian Basin expansion and Hurricane Harvey. The Q3 net loss and adjusted EBITDA were adversely affected by:

o

A temporary estimated revenue loss of $0.7 million as the Company decided to transition six ESCO rigs out of service in order to bring the crews to the Company’s standards, as part of the integration of the ESCO acquisition,

o	An estimated revenue deferment of $0.4 million due to the impact of Hurricane Harvey on the Company’s Gulf Coast and Eagle Ford operations,
o	An estimated $0.3 million of start-up costs related to the expansion of our Permian Basin activities in wireline and well service rigs, and
o	Further delays in new rig deliveries due to Hurricane Harvey.

1 “Adjusted EBITDA” is not presented in accordance with generally accepted accounting principles in the United States (“GAAP”). Please see “Ranger Energy Services, Inc. Supplemental Non-GAAP Financial Measures (Unaudited)” at the end of this press release for a reconciliation of the non-GAAP financial measure of Adjusted EBITDA to the most directly comparable GAAP financial measure.

Darron Anderson, Ranger’s CEO, commented:

“Ranger experienced a very dynamic third quarter. We successfully completed our IPO in mid-August followed by the closing of the ESCO Acquisition which increased our high-spec rig count by 50%. Shortly thereafter, we as many other organizations and individuals, experienced the impact of Hurricane Harvey along our Texas Gulf Coast operations. Regardless of these impactful events, our team remained focused on execution and delivering high quality services to our customers. During the quarter, we took delivery of 8 new high spec rigs, continued the expansion of our well services operations in the Permian Basin and began the startup of our new wireline completion offering. We are very excited to have additional completion activity exposure through our new wireline operations, and through the continued deployment of our high spec rigs targeting these activities. While the transitional nature of the quarter impacted our results, we believe we are very well positioned moving forward. We are progressing with our strategy of operating with a strong balance sheet and a focus on the high spec rig market servicing today’s horizontal well completion and production activities.”

Financial Results

Revenues

Revenues increased to $41.1 million in Q3 from $33.7 million in Q2. The overall increase was mainly due to the increasing number of working rigs in our Well Services segment following the ESCO Acquisition and new rig deliveries. The results by segment were as follows:

•

Well Services revenue increased 23% to $39.0 million in Q3 from $31.7 million in Q2. Rig utilization as measured by average monthly hours per rig decreased to 199 from 213. Rig utilization increased for the legacy ranger fleet by 3% offset by the lower utilization of the ESCO rig fleet. The average number of rigs increased to 99 rigs for the third quarter from 67 for the previous quarter. The Company ended the third quarter with 127 rigs of which 105 were active. The ESCO acquisition added 49 rigs to the fleet in mid-August and the Company had 8 new rigs delivered during the quarter. Other Well Service activities decreased slightly.

o	Other impacts during the quarter were:

▪	Temporary loss of revenues due to the Company’s decision to take off line certain ESCO rigs to bring the crews up to Company standards with an impact of an estimated $ 0.7 million.
▪	Deferral of revenue during the quarter due to Hurricane Harvey amounted to an estimated $0.4 million.
▪	In addition as a result of Hurricane Harvey, a rig supplier notified us of a force majeure event further delaying rig deliveries.

•	Processing Solutions revenue increased slightly to $2.1 million from $2.0 million in Q2 mainly due to slightly increased rental rates.

Operating Loss and Net Loss

The operating loss in Q3 was $4.8 million, a decrease of $0.1 million from a loss of $4.9 million in Q2 mainly due to lower general and administrative costs mostly offset by an increase in operating costs and lower revenues as explained above. The increase in operating costs was mostly due to the ESCO Acquisition and the expansion of operations in the Permian Basin.

Net loss was $9.5 million compared to $6.0 million in Q2. The net loss increased principally due to higher non-cash interest expense from our related party debt.

Adjusted EBITDA

Adjusted EBITDA decreased to $3.0 million in Q3 from $3.4 million in Q2. The decrease was mainly due to one-off impacts to revenues and increases in operating costs as the company expanded operations in the Permian Basin as well as costs related to the ESCO acquisition.

Liquidity and Balance Sheet

Operating Activities: Net cash used in operating activities was $7.6 million for the nine months ended September 30, 2017.

Investing Activities: Net cash used in investing activities was $64.1 million for the nine months ended September 30, 2017. This includes $47.7 million used for the ESCO Acquisition. Not included in these numbers were two items: i) assets worth $15.6 million for non-cash additions in the current period and ii) $7.6 million in assets purchased via capital lease financing.

Financing Activities: Net cash provided by financing activities was $90.8 million for the nine months ended September 30, 2017 comprising of $80.8 million of net proceeds from the IPO, $21.0 million in borrowings from related parties that was converted to equity as described below and $4.0 million of contributions from the Company’s previous parent, partially offset by repayment of long-term debt of $12.0 million.

Not included in the numbers above are non-cash transactions. The Company settled its related party debt of $21.0 million with the issuance of Class A and Class B common stock as well as settling the interest on the related party debt of $5.2 million with Class A and Class B common stock. In connection with the ESCO acquisition the Company issued $5.0 million in Class A common stock and entered into two seller’s notes worth $7.0 million.

In addition, the Company entered into a $50 million revolving credit facility in conjunction with the IPO. The current borrowing capacity, based on eligible accounts receivable, is at approximately $21 million.

Presentation

This press release presents historical results, (i) for the period prior to August 16, 2017, of Ranger Energy Services, LLC, and Torrent Energy Services, LLC, the predecessor of Ranger Energy Services, Inc. for financial reporting purposes and (ii) for the period subsequent to August 16, 2017, of Ranger Energy Services, Inc. and its consolidated subsidiaries. These historical results do not purport to reflect what the results of operations of Ranger would have been had the IPO and related transactions occurred prior to such periods. For example, certain of these historical results do not reflect the attribution of net income to non-controlling interests or the provision for corporate income taxes on the income attributable to Ranger that Ranger expects to recognize in future periods.

Conference Call

The Company will host a conference call to discuss its third quarter 2017 results on November 10, 2017 at 9:00 a.m. Central Time (10:00 a.m. Eastern Time). To join the conference call from within the United States, participants may dial 1-866-807-9684. To join the conference call from outside of the United States, participants may dial 1-412-317-5415. When instructed, please ask the operator to be joined to the Ranger Energy Services, Inc. call. Participants are encouraged to log in to the webcast or dial in to the conference call approximately ten minutes prior to the start time. To listen via live webcast, please visit the Investor Relations section of the Company’s website, http://www.rangerenergy.com.

 An audio replay of the conference call will be available shortly after the conclusion of the call and will remain available for approximately seven days. It can be accessed by dialing 1-877-344-7529 within the United States or 1-412-317-0088 outside of the United States. The conference call replay access code is 10113927. The replay will also be available in the Investor Resources section of the Company’s website shortly after the conclusion of the call and will remain available for approximately seven days.

About Ranger Energy Services, Inc.

Ranger Energy Services, Inc. is an independent provider of well service rigs and associated services in the United States, with a focus on unconventional horizontal well completion and production operations.

Cautionary Statement Concerning Forward-Looking Statements

Certain statements contained in this press release constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements represent Ranger’s expectations or beliefs concerning future events, and it is possible that the results described in this press release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of Ranger’s control that could cause actual results to differ materially from the results discussed in the forward-looking statements.

Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, Ranger does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for Ranger to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in our filings from time to time with the SEC. The risk factors and other factors noted in Ranger’s filings with the SEC could cause its actual results to differ materially from those contained in any forward-looking statement.

Company Contact:

Robert S. Shaw Jr.

Chief Financial Officer

(713) 935-8900

robert.shaw@rangerenergy.com

RANGER ENERGY SERVICES, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except per share amounts)

	Three Months Ended
	September 30, 2017	June 30, 2017
Revenues
Well Services	$39.0		$31.7
Processing Solutions	2.1		2.0
Total revenues	41.1		33.7

Operating expenses
Cost of services (exclusive of depreciation and amortization shown separately):
Well Services	33.1		25.5
Processing Solutions	0.8		0.7
Total cost of services	33.9		26.2
General and administrative	7.9		8.4
Depreciation and amortization	4.1		4.0
Total operating expenses	45.9		38.6

Operating loss	(4.8)		(4.9)

Other expenses
Interest expense, net	(4.3)		(1.1)
Total other expenses	(4.3)		(1.1)
Loss before income tax expense	(9.1)		(6.0)
Tax expense	(0.4)		—
Net loss	(9.5)		(6.0)
Less: Net loss attributable to the Predecessor	(3.2)		(6.0)
Less: Net loss attributable to non-controlling interests	(2.8)		—
Net loss attributable to Ranger Energy Services, Inc.	$(3.5)		$—

Loss per common share
Basic	$(0.42)	$
Diluted	$(0.42)	$
Weighted average common shares outstanding
Basic	8,413
Diluted	8,413

RANGER ENERGY SERVICES, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions, except share and per share amounts)

	September 30,	December 31,
Assets	2017	2016
Current assets
Cash and cash equivalents	$20.7	$1.6
Restricted cash	0.2	1.8
Accounts receivable, net	24.9	13.4
Unbilled revenues	3.0	1.2
Prepaid expenses and other current assets	6.6	1.4
Assets held for sale	0.6	2.9
Total current assets	56.0	22.3
Property, plant and equipment, net	180.7	102.4
Goodwill	8.6	1.6
Intangible assets, net	11.0	9.2
Other assets	0.7	0.2
Total assets	$257.0	$135.7

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$22.3	$4.7
Accounts payable - related party	—	2.4
Accrued expenses	13.5	2.0
Capital lease obligations, current portion	7.6	0.5
Long-term debt, current portion	1.2	2.3
Total current liabilities	44.6	11.9
Capital lease obligations, less current portion	1.4	0.3
Long-term debt, less current portion	5.8	9.8
Other long-term liabilities	0.9	1.1
Total liabilities	52.7	23.1

Stockholders' equity / net parent investment
Preferred stock, $0.01 per share; 50,000,000 shares authorized, no shares issued or outstanding as of September 30, 2017; no shares authorized or issued as December 31, 2016	—	—
Class A common stock, $0.01 par value, 100,000,000 shares authorized, 8,413,178 shares issued and outstanding as of September 30, 2017; no shares authorized or issued as of December 31, 2016	0.1	—
Class B common stock, $0.01 par value, 100,000,000 shares authorized, 6,866,154 shares issued and outstanding as of September 30, 2017; no shares authorized or issued as of December 31, 2016	0.1	—
Accumulated deficit	(3.5)	—
Additional paid-in capital	113.2	—
Total stockholders' equity	109.9	—
Non-controlling interest	94.4	—
Net parent investment	—	112.6
Total stockholders' equity/net parent investment	204.3	112.6
Total liabilities and stockholders' equity/net parent investment	$257.0	$135.7

RANGER ENERGY SERVICES, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

Nine months ended
September 30, 2017
Cash Flows from Operating Activities
Net loss	$(21.5)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	11.7
Bad debt expense	0.2
Issuance of Class A and Class B common stock for settlement of interest on related party debt	5.2
Equity based compensation	0.9
Changes in operating assets and liabilities, net of effect of acquisition
Accounts receivable	(5.1)
Unbilled revenue	(1.8)
Prepaid expenses and other current assets	(4.9)
Other assets	(0.7)
Accounts payable	1.5
Accounts payable - related party	(2.4)
Accrued expenses	9.4
Other long-term liabilities	(0.1)
Net cash used in operating activities	(7.6)

Cash Flows from Investing Activities
Purchase of property, plant and equipment	(16.4)
Acquisitions, net of cash received	(47.7)
Net cash used in investing activities	(64.1)

Cash Flows from Financing Activities
Payments on long-term debt	(12.0)
Borrowings on related party debt	21.0
Principal payments on capital lease obligations	(0.8)
Proceeds from the Offering, net of underwriters' expense of $4.2 million	80.8
Payments incurred for the Offering	(3.8)
Contributions from parent	4.0
Restricted cash	1.6
Net cash provided by financing activities	90.8

Increase in Cash and Cash equivalents	19.1
Cash and Cash Equivalents, Beginning of Period	1.6
Cash and Cash Equivalents, End of Period	$20.7

Supplemental Cash Flows Information
Interest paid	$(0.5)
Supplemental Disclosure of Noncash Investing and Financing Activity
Non-cash capital expenditures	$(15.6)
Non-cash additions to fixed assets through capital lease financing	$(9.0)
Issuance of Class A and Class B common stock for payment of related party debt	$(21.0)
Issuance of Class A common stock for acquisition	$(5.0)
Seller's Notes for payment for acquisition	$(7.0)

RANGER ENERGY SERVICES, INC.

SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES

(UNAUDITED)

Adjusted EBITDA is not a financial measure determined in accordance with GAAP. We define Adjusted EBITDA as net loss before interest expense, net, income tax provision (benefit), depreciation and amortization, equity‑based compensation, acquisition‑related and severance costs, impairment of goodwill, costs incurred for IPO-related services and certain other items that we do not view as indicative of our ongoing performance.

We believe Adjusted EBITDA is a useful performance measure because it allows for an effective evaluation of our operating performance when compared to our peers, without regard to our financing methods or capital structure. We exclude the items listed above from net loss in arriving at Adjusted EBITDA because these amounts can vary substantially within our industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net loss determined in accordance with GAAP. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are reflected in Adjusted EBITDA. Our presentation of Adjusted EBITDA should not be construed as an indication that our results will be unaffected by the items excluded from Adjusted EBITDA. Our computations of Adjusted EBITDA may not be identical to other similarly titled measures of other companies. The following table presents reconciliations of net income (loss) to Adjusted EBITDA, our most directly comparable financial measure calculated and presented in accordance with GAAP.

The following table is a reconciliation of net income (loss) to Adjusted EBITDA for the three months ended September 30, 2017 and June 30, 2017, in millions:

	Three Months Ended			Three Months Ended
	September 30, 2017			June 30, 2017			Change $
	Well	Processing		Well	Processing		Well	Processing
	Services	Solutions	Total	Services	Solutions	Total	Services	Solutions	Total
Net income (loss)	$(9.9)	$0.4	$(9.5)	$(6.2)	0.2	$(6.0)	$(3.7)	$0.2	$(3.5)
Interest expense, net	4.3	—	4.3	1.1	—	1.1	3.2	—	3.2
Tax expense	0.4	—	0.4	—	—	—	0.4	—	0.4
Depreciation and amortization	3.8	0.3	4.1	3.7	0.3	4.0	0.1	—	0.1
Equity based compensation	0.1	0.1	0.2	0.4	—	0.4	(0.3)	0.1	(0.2)
Acquisition related and severance costs	2.2	—	2.2	2.4	—	2.4	(0.2)	—	(0.2)
Costs incurred for offering related services	1.3	—	1.3	1.5	—	1.5	(0.2)	—	(0.2)
Adjusted EBITDA	$2.2	$0.8	$3.0	$2.9	$0.5	$3.4	$(0.7)	$0.3	$(0.4)